Exhibit B.17.1

                                     FEDERAL IDENTIFICATION
                                     NO. 04-3248833

                The Commonwealth of Massachusetts

                     William Francis Galvin
                  Secretary of the Commonwealth
      One Ashburton Place, Boston, Massachusetts 02108-1512

                RESTATED ARTICLES OF ORGANIZATION
                  General Laws, Chapter 156B, Section 74)

We, Dennis G. Morrissette, * President

and Marie A. Sullivan, ,*Clerk

of Select Energy Contracting, Inc.

located at    24 Prime Parkway, Natick, MA 01760
              (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on April 20, 2000 by a vote of

100  shares of      common stock       of 100 shares outstanding,
              (type, class & series, any)

____ shares of     common stock       of _____ shares outstanding, and
              (type, class & series, any)

shares of        common stock            of 100 shares outstanding,
              (type, class & series, any)

"being at least a majority of each type, class or series outstanding and entitled to vote thereon: /

                            ARTICLE I
                 The name of the corporation is:

                Select Energy. Contracting, Inc.
                           ARTICLE II

The purpose of the corporation is to engage in the following business activity(ies):

                        See Attachment A
*Delete the inapplicable words.   **Delete the inapplicable clause.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least I inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                          ATTACHMENT A


                 SELECT ENERGY CONTRACTING, INC.


                           ARTICLE II



    To engage in the business of an energy services company, including, without limitation, providing conservation and load management services, energy management services and consulting services related thereto to customers in the United States and elsewhere, and to engage in electrical contracting and installation work, including but not limited to Alarm Systems, and any and all business activities in which a corporation organized under M.G.L. ch. 156B may engage.

                           ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


      WITHOUT PAR VALUE               WITH PAR VALUE
 TYPE   NUMBER OF SHARES    TYPE    NUMBER OF SHARES   PAR VALUE
                            Common:      100,000         $1.00
Common:

Preferred:                 Preferred:


                           ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

   N/A


                            ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:
   None.



                           ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

   See Attachment B.

**If there are no provisions state  "None".


Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment

                                                     ATTACHMENT B


                 SELECT ENERGY CONTRACTING, INC.


                           ARTICLE VI



(a) The directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

(b) Meetings of the stockholders may be held anywhere in the United States.

(c) The Corporation may be a partner or joint venturer in any business enterprise it would have the power to conduct by itself.

(d) The directors shall have the power to fix from time to time their compensation.

(e) To the fullest extent permitted by the Massachusetts Business Corporation Law, M.G.L. ch. 156B, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                           ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is. desired, specify such date which shall not be more than thirty days after the date of filing.

                          ARTICLE VIII
The Information contained in Article VIII Is not a permanent part of the Articles of Organization.

a. The street address (post office boxes arc not acceptable) of the principal office of the corporation in Massachusetts is:
   24 Prime Parkway, Natick, MA 01760

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

             NAME             RESIDENTIAL ADDRESS POST OFFICE ADDRESS
President:

Treasurer:   See Attachment C

Clerk:

Directors:

c. The fiscal year (i.e., tax year) of the corporation shall end
on the last day of the month of:   December

d. The name and business address of the resident agent, if any, of the corporation is:

       Linda A. Jensen
       24 Prime Parkway
       Natick, MA 01760

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:
    Article II is hereby-amended to add the following language to the existing purpose of the corporation: "electrical, contracting and installation work, including but not limited to Alarm Systems."


SIGNED UNDER THE PENALTIES OF PERJURY, this _____ day of April,

2000,

/s/ Dennis Morrissette, *President

/s/ Marie A. Sullivan, *Assistant Clerk


Select Energy Contracting, Inc.            ATTACHMENT C

April 20, 2000


Stephen J. Fabiani            Director
  Primary Address:  Select Energy, Inc.
                    107 Selden Street
                     Berlin, CT 06037
  Home Address:     4  Korinthian Way
                    Andover, MA 01810


Dennis G. Morrissette              Director
  Primary Address:  Select Energy Contracting, Inc.
                    d/b/a/ Denron Plumbing & HVAC
                    605 Front Street
                    Manchester, NH 03102
  Home Address:     7 Meadowcrest Road
                    Hookset, NH 03106

Thomas W. Philban             Director
  Primary Address:  HEC Inc.
                    24 Prime Parkway
                    Natick, MA 01760
  Home Address:     62 Far Reach Road
                     Westwood, MA 02090

James B. Redden               Director
   Primary Address: HEC Inc.
                    24 Prime Parkway
                    Natick, MA 01760
   Home Address:    One Pueblo Road
                    Medfield, MA 02052

OFFICERS

Thomas W. Philban             Chairman of the Board
  Primary Address:  HEC Inc.
                    24 Prime Parkway
                    Natick, MA 01760
  Home Address:     62 Far Reach Road
                    Westwood, MA 02090

Dennis  G. Morrissette        President
  Primary Address:  Select Energy Contracting, Inc.
                    d/b/a/ Denron Plumbing & HVAC
                    605 Front Street
                    Manchester, NH 03102
  Home Address:     7 Meadowcrest Road
                    Hookset, NH 03106

Joseph F. Bellefeuille             Vice President
   Primary Address: Select Energy Contracting, Inc.
                    d/b/a/ Denron Plumbing & HVAC
                    605 Front Street
                    Manchester, NH 03102
  Home Address:     42 Veronica Drive
                    Bedford, NH 13110

Jeffrey M. Warren                  Vice President-Production
  Primary Address:  Select Energy Contracting, Inc.
                    d/b/a/ Denron Plumbing & HVAC
                    605 Front Street
                    Manchester, NH 03102
  Home Address:     41 Cambridge Drive
               Canterbury, NH 03224

Carol L. Carver                    Clerk
  Primary Address:  HEC Inc.
                    24 Prime Parkway
                    Natick, MA 01760
  Home Address:     17 Lewis Terrace
                    Winthrop, MA 02152

Christopher Fogarty                Controller
  Primary Address:  Select Energy Contracting, Inc.
                    d/b/a/ Denron Plumbing & HVAC
                    605 Front Street
                    Manchester, NH 03102
   Home Address:    69 Primrose Lane
                    Penacook, NH 03303

Linda A. Jensen                    Treasurer
  Primary Address:  HEC Inc.
                    24 Prime Parkway
                    Natick, MA 01760
  Home Address:     250 Pond Street
                    Jamaica Plain, MA 02130

Frederic Lee Klein                 Assistant Clerk
  Primary Address:  Northeast Utilities Service Company
                    107 Selden Street
                    Berlin, CT 06037
  Home Address      68 Ridgecrest Road
                    Glastonbury, CT 06033


Marie A. Sullivan                   Assistant Clerk
  Primary Address:  Northeast Utilities Service Company
                    107 Selden Street
                    Berlin, CT 06037
  Home Address:     112 Belle Woods Drive
                    Glastonbury, CT 06033

Ann M. Gilbert                     Assistant Controller
  Primary Address:  Select Energy Contracting, Inc.
                    d/b/a/ Denron Plumbing & HVAC
                    605 Front Street
                    Manchester, NH 03102
Home Address:       726 Montgomery Street
                    Manchester, NH 03102

David R. McHale                    Assistant Treasurer
  Primary Address:  Northeast Utilities Service Company
                    107 Selden Street
                    Berlin, CT 06037
  Home Address:     15 Withe Pass
                    Burlington, CT 06013


                THE COMMONWEALTH OF MASSACHUSETTS

                RESTATED ARTICLES OF ORGANIZATION
            (General Laws, Chapter 156B, Section 74)


I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $  having been paid, said
articles are deemed to have been filed with me this    day of
_______________            ,19__




Effective Date:


                     WILLIAM FRANCIS GALVIN
                  Secretary of the Commonwealth


                 TO BE FILLED IN BY CORPORATION
              Photocopy of document to be sent to:
                          Jean Kerrigan

                     C T Corporation System
               101 Federal Street Boston, MA 02110

                    Telephone:  617-757-6401